SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 8, 2009

MOOG INC.
(Exact name of registrant as specified in its charter)

New York	1-5129	16-0757636
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

East Aurora, New York	14052-0018
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (716) 652-2000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

On April 8, 2009, Moog Inc. (the “Company”) issued a press release announcing that the Company has revised its financial projections for sales, net earnings and diluted earnings per share for fiscal year 2009.

For 2009, sales are now forecast to be $1.85 billion and net earnings are expected to be $94 million, or $2.20 per share, before restructuring charges, which are estimated to be $.25 per share. The Company also cautions that this forecast should be considered in a range of plus or minus $.20 per share. This compares to previous sales guidance of $1.96 billion and net earnings of $121 million, or $2.80 per share, as included in our Form 10-Q dated and filed on February 4, 2009.

The information in this report is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of the section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, except as previously stated by specific reference in such a filing.

Item 9.01  Financial Statements and Exhibits.

(d)              Exhibits.

99.1              Press release dated April 8, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOOG INC.

Dated: April 8, 2009	By:	/s/ Jennifer Walter
	Name:	Jennifer Walter
Controller

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated April 8, 2009